UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
April 27, 2005

Date of Report (Date of earliest event reported)
WebMD Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-24975	94-3236644
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)
669 River Drive, Center 2
Elmwood Park, New Jersey 07407-1361

(Address of principal executive offices, including zip code)
(201) 703-3400

(Registrant’s telephone number, including area code)

(Former name or address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 1.02. Termination of a Material Definitive Agreement
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
Item 9.01. Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
EX-99.1 EMPLOYMENT AGREEMENT / WAYNE T. GATTINELLA
EX-99.2 EMPLOYMENT AGREEMENT / DAVID GANG
EX-99.3 LETTER AGREEMENT / ROGER C. HOLSTEIN

Item 1.01.	Entry into a Material Definitive Agreement

New Employment Agreement with Wayne Gattinella
      As previously announced, Wayne Gattinella, who has been serving as President of our WebMD Health segment, is now also the co-CEO of WebMD Health. Our WebMD, Inc. subsidiary and Wayne Gattinella have entered into an employment agreement, dated as of April 28, 2005, which supersedes the employment agreement, dated August 20, 2001, between them. Under the new employment agreement and subject to its terms and conditions:

•	Mr. Gattinella receives an annual base salary of $560,000 and will be eligible to earn a bonus of up to 100% of his base salary. Achievement of 50% of that bonus will be based upon the attainment of annual financial goals, and achievement of the remaining 50% will be based upon other annual performance goals.

•	In the event an initial public offering of WebMD Health equity is consummated, WebMD Health would recommend to its Compensation Committee that, upon consummation, Mr. Gattinella be granted 100,000 shares of restricted WebMD Health common stock and options to purchase 400,000 shares of WebMD Health common stock, such numbers to be adjusted, up or down, to the extent the capitalization of WebMD Health is more or less than 100,000,000 shares. The per share exercise price of the options would be the fair market value of the common stock on the IPO date, as determined by the Compensation Committee. The WebMD Health restricted stock and options would vest in equal installments over four years upon each anniversary of the grant date.

•	In the event of a “change of control” of WebMD Health (as defined in the employment agreement), the unvested portion of the WebMD Health options would continue to vest until the later of (i) two years from the date of grant and (ii) the next scheduled vesting date following the change of control. The continued vesting would apply only if Mr. Gattinella remains employed until six months following such change of control or is terminated by WebMD Health’s successor “without cause” or he resigns for “good reason” during such six-month period.

•	In the event of the termination of Mr. Gattinella’s employment, prior to April 30, 2009, by WebMD, Inc. “without cause” or by Mr. Gattinella for “good reason” (as those terms are defined in the employment agreement) he would be entitled to continue to receive his base salary for one year from the date of termination and to receive healthcare coverage until the earlier of one year following his termination and the date upon which he receives comparable coverage under another plan. In addition, the unvested portion of the options to purchase 600,000 shares of WebMD Corporation common stock granted to Mr. Gattinella at the inception of his employment would remain outstanding and continue to vest as if he remained in the employ of WebMD, Inc. until the first anniversary of the date of termination. In the event that a termination of Mr. Gattinella’s employment by WebMD, Inc. “without cause” or by Mr. Gattinella for “good reason” occurs before the fourth anniversary of the grant of the WebMD Health option described above, 25% of the WebMD Health options would continue to vest through the next vesting date following the date of termination.
      Mr. Gattinella is also a party to a related agreement with WebMD, Inc. that contains confidentiality obligations that survive indefinitely and non-solicitation and non-competition obligations that end on the first anniversary of the date his employment has ceased.
      The above summary is qualified in its entirety by reference to the new employment agreement itself, a copy of which is attached hereto as Exhibit 99.1 to this Current Report and which is incorporated by reference in this Item 1.01 in its entirety.
*       *       *

Employment Agreement with David Gang
      As previously announced, David Gang will be joining our WebMD Health segment as its co-CEO and Chief Operating Officer. Our WebMD, Inc. subsidiary and David Gang have entered into an employment agreement, dated as of April 28, 2005. Under that employment agreement and subject to its terms and conditions:

•	Mr. Gang will receive an annual base salary of $560,000 and will be eligible to earn a bonus of up to 100% of his base salary. Achievement of 50% of that bonus will be based upon the attainment of annual financial goals, and achievement of the remaining 50% will be based upon other annual performance goals.

•	As an inducement to enter into the employ of WebMD, Mr. Gang will receive a one-time bonus payment of $500,000. In addition, he will be entitled to a reimbursement of relocation expenses.

•	Mr. Gang will be granted, on the first day of his employment, options to purchase 400,000 shares of WebMD Corporation common stock. The exercise price will be the closing price of the common stock of WebMD Corporation on such date. The options will vest in equal annual installments over four years upon each anniversary of the grant date. In the event WebMD, Inc. is no longer a subsidiary of WebMD Corporation, the unvested portion of the options would terminate while the vested portion would remain outstanding in accordance with its terms. If such an event occurs within the first twelve months from the grant date, the unvested portion would continue to vest through the first scheduled vesting date.

•	Mr. Gang will also receive 100,000 shares of restricted common stock of WebMD Corporation on the first day of his employment. The restricted stock will vest in equal annual installments over four years upon each anniversary of the grant date. In the event WebMD, Inc. is no longer a subsidiary of WebMD Corporation, the restricted stock not yet vested at that time would be forfeited.

•	In the event an initial public offering of WebMD Health equity is consummated, WebMD Health would recommend to its Compensation Committee that, upon consummation, Mr. Gang be granted 100,000 shares of restricted WebMD Health common stock and options to purchase 400,000 shares of WebMD Health common stock, such numbers to be adjusted, up or down, to the extent the capitalization of WebMD Health is more or less than 100,000,000 shares. The per share exercise price of the options would be the fair market value of the common stock on the IPO date, as determined by the Compensation Committee. The WebMD Health restricted stock and options would vest in equal installments over four years upon each anniversary of the grant date.

•	In the event of a “change of control” of WebMD Health (as defined in Mr. Gang’s employment agreement), the unvested portion of the WebMD Health options would continue to vest until the later of (i) two years from the date of grant and (ii) the next scheduled vesting date following the change of control. The continued vesting would apply only if Mr. Gang remains employed until six months following such change of control or is terminated by WebMD Health’s successor “without cause” or he resigns for “good reason” during such six-month period.

•	In the event of the termination of Mr. Gang’s employment, prior to the fourth anniversary of the start date, by WebMD, Inc. “without cause” or by Mr. Gang for “good reason” (as those terms are defined in Mr. Gang’s employment agreement) he would be entitled to continue to receive his base salary for one year from the date of termination and to receive health coverage until the earlier of one year following his termination and the date upon which he receives comparable coverage under another plan. In the event that a termination of Mr. Gang’s employment by WebMD, Inc. “without cause” or by Mr. Gang for “good reason” occurs before the fourth anniversary of the first date of Mr. Gang’s employment, 25% of the options to purchase WebMD Corporation common stock described above and 25% of the options to purchase WebMD Health common stock described above would continue to vest through the next vesting date following the date of termination.

      In connection with Mr. Gang’s employment with WebMD, Inc., he will enter into a related agreement that contains confidentiality obligations that survive indefinitely and non-solicitation and non-competition obligations that end on the first anniversary of the date employment has ceased.
      The above summary is qualified in its entirety by reference to the letter agreement itself, a copy of which was filed as Exhibit 99.2 to this Current Report and which is incorporated by reference in this Item 1.01 in its entirety.
*       *       *
      Letter Agreement with Roger C. Holstein
      As previously announced, Roger C. Holstein resigned, effective April 27, 2005, for personal reasons from all his positions with WebMD Corporation and its subsidiaries. In connection with the resignation, Mr. Holstein and WebMD entered into a letter agreement, dated as of April 27, 2005. Under the letter agreement, and subject to its terms and conditions:

•	Mr. Holstein will continue to receive his annual base salary of $660,000 until October 27, 2007, provided that the base salary for the first six months will be paid to Mr. Holstein in a lump sum at the end of such six-month period in accordance with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, except to the extent any future guidance issued by the Internal Revenue Service under Section 409A does not subject such payments to Section 409A.

•	Mr. Holstein will generally continue to participate in our welfare benefit plans until the earlier of October 27, 2007 and the date upon which he receives comparable coverage under another plan.

•	The options to purchase WebMD Corporation common stock granted to Mr. Holstein will remain outstanding and continue to vest, and will otherwise be treated as if Mr. Holstein remained employed by WebMD, through April 27, 2007.
      The letter agreement contains confidentiality obligations that survive indefinitely and non-solicitation and non-competition obligations that end on April 27, 2007.
      The above summary is qualified in its entirety by reference to the letter agreement itself, a copy of which is attached hereto as Exhibit 99.3 to this Current Report and which is incorporated by reference in this Item 1.01 in its entirety.

Item 1.02.	Termination of a Material Definitive Agreement
      As described in Item 1.01 of this Current Report, our WebMD, Inc. subsidiary and Wayne Gattinella have entered into an employment agreement, dated as of April 28, 2005, that supersedes the employment agreement, dated August 20, 2001, between them. To the extent required by Item 1.02 of Form 8-K, the information contained or incorporated by reference in Item 1.01 of this Current Report regarding the new employment agreement is incorporated by reference in this Item 1.02. In addition, to the extent required by Item 1.02 of Form 8-K, the following are incorporated by reference in this Item 1.02 pursuant to General Instruction B.3 of Form 8-K:

•	the prior employment agreement itself, a copy of which was filed as Exhibit 10.46 to our Annual Report on Form 10-K for the year ended December 31, 2003;

•	the description of the prior employment agreement under the heading “Executive Compensation — Compensation Arrangements with Executive Officers — Arrangements with Wayne T. Gattinella” in the Proxy Statement, dated as of August 13, 2004, for our 2004 Annual Meeting of Stockholders.
*       *       *
      As described in Item 1.01 of this Current Report, we entered into a letter agreement with Mr. Holstein, dated as of April 27, 2005, that supersedes the employment agreement, dated October 23, 2002, between us. To the extent required by Item 1.02 of Form 8-K, the information contained or incorporated by reference in Item 1.01 of this Current Report regarding the letter agreement is incorporated by reference in this Item 1.02. In addition, to the extent required by Item 1.02 of Form 8-K, the following are incorporated by reference in this Item 1.02 pursuant to General Instruction B.3 of Form 8-K:

•	the employment agreement itself, a copy of which was filed as Exhibit 10.14 to our Annual Report on Form 10-K for the year ended December 31, 2002;

•	the descriptions of employment arrangements with Mr. Holstein (a) in the Proxy Statement, dated as of August 13, 2004, for our 2004 Annual Meeting of Stockholders under the heading “Executive Compensation — Compensation Arrangements with Executive Officers — Arrangements with Roger C. Holstein” and (b) in our Current Report on Form 8-K dated September 23, 2004 under the heading “Appointment of Roger C. Holstein as Chief Executive Officer of WebMD Health, Our Portal Services Segment.”

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
      (b) As required by the employment agreement, dated October 23, 2002, between Mr. Holstein and WebMD Corporation, upon his resignation as an employee as of April 27, 2005, Mr. Holstein resigned as a director of WebMD.

Item 9.01.	Financial Statements and Exhibits
      (c) Exhibits
      The following exhibits are filed or furnished herewith:

99.1 Employment Agreement, dated as of April 28, 2005, between WebMD, Inc. and Wayne T. Gattinella

99.2 Employment Agreement, dated as of April 28, 2005, between WebMD, Inc. and David Gang

99.3 Letter Agreement, dated as of April 27, 2005, between WebMD Corporation and Roger C. Holstein

SIGNATURE
      Pursuant to the requirements of the Securities Exchange Act of 1934, WebMD Corporation has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WEBMD CORPORATION

By:	/s/ Lewis H. Leicher

Lewis H. Leicher
Senior Vice President
Dated: April 30, 2005

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Employment Agreement, dated as of April 28, 2005, between WebMD, Inc. and Wayne T. Gattinella
99.2	Employment Agreement, dated as of April 28, 2005, between WebMD, Inc. and David Gang
99.3	Letter Agreement, dated as of April 27, 2005, between WebMD Corporation and Roger C. Holstein